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                                                                   EXHIBIT 10.10


                        AMERICAN HEALTH PROPERTIES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1.       Purpose and Nature of Plan; Effective Date.

         The purposes of the American Health Properties, Inc. Supplemental Executive Retirement Plan ("Plan") are to retain the services of, and provide a competitive level of retirement income to, the Chief Executive Officer of American Health Properties, Inc.

         The effective date of the Plan is January 1, 1996.

2.       Definitions.

         (a) Actuarial Assumptions means (i) a discount rate equal to the annual rate of interest on United States Treasury Securities with a 30-year maturity, as specified by the Secretary of the Treasury (or his or her delegate) for the last month of the calendar quarter immediately preceding the valuation date, and
(ii) mortality factors based on the 1983 Group Annuity Mortality table (blended 50% male and 50% female).

         (b) Actuarial Equivalent means, with respect to the amount of a benefit payable in a specified form (the "base benefit"), the amount of a benefit payable in another form that provides the same present value as the base benefit as of a specific reference date based on the Actuarial Assumptions.

         (c) Beneficiary means the person or entity designated by the Participant, in accordance with procedures established by the Board, to receive all or part of the amounts to be paid under the Plan in the event of the Participant's death or, if none, the Participant's estate. A designation of a Beneficiary may be replaced by a new designation or may be revoked by the Participant at any time in accordance with procedures established by the Board. If the Participant is married, the designation of any person or entity (other than the Participant's spouse) as a Beneficiary shall not be valid without the written consent of such spouse.

         (d) Board of Directors means the Board of Directors of the Company.

         (e) Cause means (i) a material breach by the Participant of his employment agreement with the Company, if any, (ii) the Participant has been convicted of a felony, or (iii) the Participant has been convicted of a misdemeanor involving moral turpitude.

         (f) Change in Control means the occurrence of any of the following events:

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              (i)  any "person" (as such term is used in Section 13(d) and 14(d)
                   of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

              (ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan) individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

             (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or sale or other disposition of all or substantially all of the Company's assets to an entity that is not wholly owned by the Company (a "Sale"), unless immediately following such Reorganization or Sale, more than 80% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of either (x) the surviving corporation or entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Entity"), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the "Parent Entity"), is represented by Company voting securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company voting securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to the Reorganization or Sale; or

              (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

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         (g) Company means American Health Properties, Inc., or any successor thereto.

         (h) Early Retirement Benefit means an annual benefit in an amount equal to the product of (i) the Normal Retirement Benefit, (ii) the Vesting Percentage and (iii) the Early Retirement Factor.

         (i) Early Retirement Factor means the applicable factor from the following table (interpolated as provided below), based upon the Participant's age on the date of commencement of benefits under the Plan:

             Age at Commencement         Early Retirement Factor
             -------------------         -----------------------

                  65-62                  1.00

                  less than 62           Actuarial Equivalent factor to convert
                                         benefit from a benefit commencing at
                                         age 62, based on Actuarial Assumptions
                                         and actual age at commencement of
                                         benefits

         (j) Final Compensation means the sum of (i) the Participant's annual base salary in effect on the Participant's date of termination of employment, plus (ii) the Participant's maximum bonus opportunity under the Company's annual bonus plan ("Maximum Bonus") in respect of the year of the Participant's termination of employment determined as of the Participant's date of termination of employment. Notwithstanding the foregoing, in the event of a Change in Control, the term "Final Compensation" shall mean the sum of (A) the greater of
(1) the Participant's annual base salary in effect on the Participant's date of termination of employment or (2) the Participant's annual base salary in effect immediately prior to the Change in Control, plus (B) the greater of (1) the Participant's Maximum Bonus in respect of the year of the Participant's termination of employment determined as of the Participant's date of termination of employment or (2) 112.5% of the amount determined under clause (A) of this sentence.

         (k) MPPP Offset means the Participant's account balance under the Pension Plan as of the date of commencement of benefit payments under the Plan; provided, however, that if the Participant elects under Section 4(e) to receive a benefit under this Plan in a form other than a lump sum payment, the MPPP Offset shall be the Actuarial Equivalent of the account balance under the Pension Plan.

         (l) Normal Retirement Benefit means an annual benefit in an amount equal to 25% of the Participant's Final Compensation.

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         (m) Participant means Joseph P. Sullivan, the chief executive officer of the Company on the effective date of this Plan.

         (n) Pension Plan means the American Health Properties, Inc. Money Purchase Pension Plan.

         (o) Vesting Percentage means the applicable percentage from the following table (interpolated as provided below), based upon the date on which the Participant's employment with the Company is terminated:

             Date of Termination                          Vesting Percentage
             -------------------                          ------------------

                9/1/2007 or later                            100.000%
                9/1/2006                                      91.667%
                9/1/2005                                      83.333%
                9/1/2004                                      75.000%
                9/1/2003                                      66.667%
                9/1/2002                                      58.333%
                9/1/2001                                      50.000%
                9/1/2000                                      41.667%
                9/1/1999                                      33.333%
                9/1/1998                                      25.000%
                9/1/1997                                      16.667%
                9/1/1996                                       8.333%
                9/1/95 or before                               0.000%

The vesting percentage shall be linearly interpolated to reflect dates of termination that fall between entries in the above table.

3.       Eligibility and Participation.

         The Participant has been designated for participation by the Board and is eligible to participate in the Plan. Unless otherwise provided by the Board from time to time, the Participant is the only employee of the Company eligible to participate in this Plan.

4.       Benefits.

         (a) Normal Retirement Benefit. Except as provided in Section 4(c), upon the Participant's termination of employment on or after age 65, the Participant shall be entitled to



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receive an amount equal to the Normal Retirement Benefit, reduced by the MPPP
Offset. Except as provided in Section 4(e)(iii), the amount payable under this
Section 4(a) shall be payable as of the first of the month following such termination of employment.

         (b) Early Retirement Benefit. Except as provided in Section 4(c), upon the Participant's termination of employment on or after age 55 but prior to age 65, the Participant shall be entitled to receive an amount equal to the Early Retirement Benefit, reduced by the MPPP Offset. Except as provided in Section 4(e)(iii), the amount payable under this Section 4(b) shall be payable as of the first of the month following age 65, or at such earlier date as selected by the Participant.

         (c) Termination for Cause. Notwithstanding anything to the contrary in the Plan, no benefits shall be payable to the Participant (or his Beneficiary) under the Plan in the event the Participant's employment is terminated by the Company for Cause.

         (d) Death Benefit. Upon the death of the Participant while employed by the Company, the Participant shall be deemed to have (i) terminated employment on the day before the Participant's death, (ii) elected to commence receipt of the Early Retirement Benefit (or Normal Retirement Benefit, if applicable) at the earliest possible commencement date, and (iii) died before receiving any payments. The amount payable under this Section 4(d) shall be payable to the Participant's Beneficiary as soon as practicable following the Participant's death in an amount equal to the lump sum Actuarial Equivalent of the Early Retirement Benefit (or Normal Retirement Benefit, if applicable) determined in accordance with the preceding sentence, reduced by the MPPP Offset.

         (e) Form of Benefit.

              (i) Normal Form. Unless the Participant has elected an optional form of benefit under Section 4(e)(ii), the benefits under
                   Section 4(a) or 4(b) shall be payable in a single lump sum payment ,no later than ten (10) working days following the Participant's date of termination of employment, in an amount that is the Actuarial Equivalent of a single life annuity with 10 years certain.

              (ii) Optional Forms. The Participant may elect to receive the benefits under Section 4(a) or (b) in any of the following optional forms: single life annuity, single life annuity with 10 years certain, joint and 50% survivor annuity, joint and 75% survivor annuity or joint and 100% survivor annuity; provided, however, that such election shall not be valid unless made at least one year prior to the Participant's termination of employment. The amount payable under this
                   Section 4(e)(ii)


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                   shall be the Actuarial Equivalent of the amount otherwise
                   payable under Section 4(e)(i).

             (iii) Change in Control. Notwithstanding anything in the Plan to the contrary, in the event that the Participant's employment terminates effective on or within 180 days following a Change in Control, the benefits payable to the Participant hereunder shall be payable (notwithstanding any previous election by the Participant to the contrary) in a single lump sum payment on the date (the "Payment Date") that is no later than two
                   (2) business days immediately prior to the Anticipated CIC Date (if the Participant has tendered his resignation in advance of the Anticipated CIC Date to be effective on or following the Anticipated CIC Date) or, in the case of a Change in Control in respect of which an Anticipated CIC Date is not applicable (or if the Participant has not tendered his resignation in advance of the Anticipated CIC Date to be effective on or following the Anticipated CIC Date), no later than ten (10) working days following such termination of employment. For purposes of the Plan, the "Anticipated CIC Date" is the date reasonably determined in good faith by the Chairman of the Board Compensation and Board Affairs Committee or a Director designated by such Chairman to be the date on which an anticipated Change in Control is expected to occur.

5. Administration of the Plan.

         The Plan shall be administered by the Board. The Board shall have the exclusive right and full discretion to interpret the Plan and to decide any and all matters arising hereunder (including the right to remedy possible ambiguities, inconsistencies or omissions), to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including determinations regarding eligibility for benefits under the Plan and determinations of the amount of benefits payable under the Plan. All interpretations of the Board with respect to any matter hereunder shall be final, conclusive and binding on all persons affected thereby. No Participant who is a member of the Board shall vote on any matter or otherwise take part in the administration of the Plan.

6. Amendment and Termination of the Plan.

         The Board may at any time amend or terminate the Plan; provided, however, that without the Participant's consent, no such amendment or termination shall adversely affect the rights and benefits (including the terms and conditions of payment of benefits) of the Participant under the Plan.

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7.       Successors.

         (a) This Plan shall not be terminated by any merger, consolidation, share exchange or similar event involving the Company whereby the Company is or is not the surviving or resulting entity. In the event of any merger, consolidation, share exchange or similar event, the provisions of this Plan shall be binding upon the surviving or resulting corporation or the person or entity to which the Company's assets are transferred. As used in this Plan, "Company" shall mean the Company as hereinbefore defined and any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law, or otherwise.

         (b) Concurrently with any merger, consolidation, share exchange or sale, lease or transfer of all or substantially all of its assets, the Company will cause any successor or transferee unconditionally to assume all of the obligations of the Company hereunder.

         (c) This Plan shall inure to the benefit of and be enforceable by each

Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant shall die while any amounts are payable to the Participant hereunder, all such amounts shall be paid in accordance with the terms of this Plan to the Participant's Beneficiary.

8.       No Mitigation; Offset.

         The obligation of the Company to provide the benefits specified under the Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Participant or others. In no event shall the Participant be obligated to seek other employment or take other action by way of mitigation of the amounts payable to such Participant under any of the provisions of this Plan and such amounts shall not be reduced whether or not such Participant obtains other employment.

9.       Governing Law; Validity.

         (a) The interpretation, construction and performance of this Plan, unless pre-empted by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to the principle of conflicts of laws.

         (b) The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which other provisions shall remain in full force and effect.

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10.      Miscellaneous.

         (a) This Plan is an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation to the Participant, a member of a select group of management or highly compensated employees. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company shall not be required to fund or otherwise segregate assets to be used for the payment of any benefits under the Plan. The Company shall make such payments only out of its general corporate funds, and therefore its obligation to make such payments shall be subject to any claims of its other creditors having priority as to its assets.

         (b) This Plan does not constitute a contract of employment or impose on the Company any obligation to retain such Participant as an employee, to change the status of such Participant's employment, or to change the policies of the Company regarding termination of employment.

         (c) No rights of any Participant (or Beneficiary) to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by the laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void. The Company shall not recognize any purported sale, exchange, transfer, assignment, pledge, hypothecation, or disposition by any Participant of all or part of his interest hereunder, and such interest shall not be subject in any manner to transfer by operation of law, and shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishment and/or executions and other legal or equitable process or proceedings against the Participant to the fullest extent which may be permitted by law.

         (d) Unless the Company specifically provides otherwise, any benefits payable under this Plan shall not be taken into account for purposes of determining benefits payable to the Participant under any other benefit plan or program.

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IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of
January 1, 1996 by the Company, it has caused the same to be signed by its duly authorized officer as of this 16th day of July, 1999.

                                     AMERICAN HEALTH PROPERTIES, INC.

                                     By: /s/ Michael J. McGee
                                        ---------------------------------------
                                        Michael J. McGee, Senior Vice President


                                     By: /s/ Steven A. Roseman
                                        ---------------------------------------
                                         Steven A. Roseman, Secretary



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